UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)   May 9, 2008

China Holdings, Inc.

(Exact Name of Issuer as specified in its Charter)

Wyoming	91-1939533
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

78365 Hwy. 111, Ste. 382
La Quinta, CA	92253
(Address of principal executive	(Zip Code)
offices)

(760) 219-2776

(Issuer’s telephone number)

Item 4.01 Changes in Registrant's Certifying Accountant.

a) On or about May 9, 2008, Child, Van Wagoner & Bradshaw, PLLC, the principal accountant for China Holdings (the "Company") was dismissed by the corporation. The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors and subsequently approved by the Board of Directors.

Child, Van Wagoner & Bradshaw, PLLC’s report on our financial statements for either of the past two years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the registrant’s two most recent fiscal years and the subsequent interim period through the date of dismissal (i.e. May 9, 2008) there were no disagreements between the Company and Child, Van Wagoner & Bradshaw, PLLC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Child, Van Wagoner & Bradshaw, PLLC, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Child, Van Wagoner & Bradshaw, PLLC has not advised the Registrant that:

1) internal controls necessary to develop reliable financial statements did not exist; or

2) information has come to the attention of Child, Van Wagoner & Bradshaw, PLLC  which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of the audit should be expanded significantly, or information has come to the attention of Child, Van Wagoner & Bradshaw, PLLC that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued covering the fiscal year ended December 31, 2005.

(b) On or about May 9, 2008 the Registrant engaged The Blackwing Group, LLC as its principal accountant to audit the Registrant's financial statements as successor to Child, Van Wagoner & Bradshaw, PLLC. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of The Blackwing Group, Inc. regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did the entity of The Blackwing Group, LLC provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted the entity of The Blackwing Group, LLC on any matter that was the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Nov. 21, 2008

China Holdings, Inc.

/s/ Dempsey K. Mork

Dempsey K. Mork, President, CEO

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